UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 18, 2011

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	000-50697	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, 22nd Floor, Building East, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 18, 2011, Ares Capital Corporation (the “Registrant”) and Ares Capital CP Funding LLC, an indirect wholly owned subsidiary of the Registrant (“Ares Capital CP”), entered into an amendment (the “Amendment”) to Ares Capital CP’s revolving funding facility (the “Facility”) with Wells Fargo Bank, National Association and each of the other parties thereto.  The Amendment, among other things, provided for a three year reinvestment period until January 18, 2014 (with two one-year extension options, subject to mutual consent) and extended the stated maturity date to January 18, 2016 (with two one-year extension options, subject to mutual consent).

Borrowings under the Facility are subject to various covenants, including the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to a copy of the Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit Number	Description

10.1

Amendment No. 2 to Amended and Restated Sale and Servicing Agreement, dated as of January 18, 2011, by and among Ares Capital CP Funding LLC, Ares Capital Corporation, Wells Fargo Bank, National Association (as successor by merger to Wachovia Bank, National Association), as the note purchaser, Wells Fargo Securities, LLC, as the agent, and U.S. Bank National Association, as the collateral custodian, trustee and bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: January 18, 2011

	By:	/s/ Penni F. Roll
	Name:	Penni F. Roll
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1

Amendment No. 2 to Amended and Restated Sale and Servicing Agreement, dated as of January 18, 2011, by and among Ares Capital CP Funding LLC, Ares Capital Corporation, Wells Fargo Bank, National Association (as successor by merger to Wachovia Bank, National Association), as the note purchaser, Wells Fargo Securities, LLC, as the agent, and U.S. Bank National Association, as the collateral custodian, trustee and bank.